Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS THIRD QUARTER NET INCOME OF
$1.3 MILLION OR $0.18 PER DILUTED SHARE

ALBANY, Ga. (October 24, 2013) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended September 30, 2013.  Key aspects of the Company's results for the third quarter of 2013 include:

•	Net income of $1.3 million or $0.18 per diluted share, down 50% from $2.7 million or $0.36 per diluted share for the linked quarter and down 34% from $2.0 million or $0.25 per diluted share for the year-earlier quarter;

•	Excluding special items for each quarter, net income of $1.8 million or $0.24 per diluted share, down 38% from $2.9 million or $0.39 per diluted share for the linked quarter and down 3% from $1.8 million or $0.23 per diluted share for the year-earlier quarter (see reconciliation of non-GAAP items);

•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $27.5 million or 4% on a linked-quarter basis and $123.7 million or 23% compared with the year-earlier quarter;

•	A decrease in FDIC-acquired loans of $8.3 million, or 6%, on a linked-quarter basis;

•	A decrease in the provision for loan losses, excluding FDIC-acquired loans, to $350,000, down 45% from $640,000 for the linked quarter and down 53% compared with $750,000 for the year-earlier quarter;

•	No provision for loan losses for FDIC-acquired loans for the current quarter compared with $28,000 for the linked quarter and $1.2 million for the year-earlier quarter; and

•	Non-performing assets to total assets declined to 1.03% for the third quarter of 2013 compared with 1.14% for the linked quarter and 1.68% for the year-earlier quarter.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "While net income declined for the quarter, we continue to make progress on many items that will enhance our ongoing profitability.  Organic loan growth continues to significantly outpace the decline in our FDIC-acquired portfolios.  Expense management efforts continue to progress as we closed two FDIC-acquired branches during the quarter and made further staffing reductions in our branch network.  However, our mortgage banking revenue declined during the quarter, a trend seen across the industry as interest rates have recently risen.  Although this rate increase slowed our refinance activity dramatically, we remain excited about our mortgage expansion, as our business is focused primarily on financing home purchases.  We are also pleased to have recently received approval to sell mortgage loans directly to Fannie Mae.  With this approval, we expect to increase our wholesale mortgage production significantly, improve our margins and enhance the future profitability of our mortgage business."

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HBOS Reports Third Quarter 2013 Results

October 24, 2013
Operating Initiatives

During the third quarter of 2013, the Company closed its branch in Vincent, Alabama and its Broadway Avenue branch in Sylacauga, Alabama, both of which were added with the FDIC-assisted acquisition of Frontier Bank in March 2013.  The Company does not expect to experience a significant reduction in customer relationships and will serve these customers from other nearby locations.  Also, the Company completed staffing reductions related to the Frontier acquisition that will result in a decrease of approximately $1.6 million from Frontier's pre-acquisition level of personnel expenses.  Separately, the Company reduced Bank staffing by nine full-time equivalent employees, resulting in a one-time charge of $60,000 for severance for the third quarter of 2013, expected severance of $7,000 for the fourth quarter of 2013, and anticipates expense savings of approximately $460,000 per year related to this staffing reduction.

Third Quarter 2013 Results of Operations

The $1.3 million decrease in reported quarterly earnings for the third quarter of 2013 compared with the linked quarter resulted primarily from the following items:

•	Decreased mortgage banking fees of $1.5 million;

•	Decreased loan discount accretion from FDIC-acquired loans of $2.4 million, partially offset by decreased negative accretion of the FDIC loss-share receivable of $1.9 million;

•	Increased legacy other real estate owned write-downs and foreclosed asset expenses of $387,000;

•	Increased acquisition-related expenses of $132,000;

•	Increased FDIC loss-share clawback expenses of $162,000; offset by

•	Increased interest income on core loans and loans held for sale of $320,000;

•	Decreased provision expense of $318,000; and
`
•	Increased service charges on deposit accounts of $280,000.

Commenting on the third quarter results, Heath Fountain, Executive Vice President and Chief Financial Officer, said, "Loan discount accretion income can vary significantly based on the timing of asset resolutions, and will continue to cause volatility in earnings.  However, our loan growth continues to provide momentum for our earnings, and service charges on deposit accounts continue to grow as we expand our customer base.  These revenue enhancements, along with our expense management efforts, are driving ongoing improvement in the results of our core bank.

"While other real estate and foreclosed asset expenses increased, primarily relating to one legacy relationship, our asset quality trends continue to improve, as evidenced by the decrease in provision expense," Fountain continued. "Future increases in mortgage revenue will be based on our ability to increase production, and while the refinance business decreased significantly with recent increases in rates, we are encouraged by our current loan pipeline and our recent success in recruiting originators focused on the purchase market."

The $676,000 decline in reported quarterly earnings for the third quarter of 2013 compared with the year-earlier quarter primarily resulted from the following items:

•	Increased non-interest expense of $2.9 million;

•	Reduced non-interest income of $927,000; offset by

•	Decreased provision expense of $1.6 million; and

•	Improved net interest income of $845,000.

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HBOS Reports Third Quarter 2013 Results

October 24, 2013
Net interest income for the third quarter of 2013 increased 7% to $13.6 million from $12.7 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing liabilities, offset in part by a reduction in FDIC-acquired loan discount accretion.  The Company's net interest margin was 4.73% for the third quarter of 2013, a decline of 104 basis points from 5.77% for the year-earlier period.  The reduction in net interest margin for the third quarter of 2013 compared with the year-earlier quarter was driven by a decline in the yield on loans and investment securities, offset in part with reductions in the cost of interest-bearing liabilities as rates continue to reset to lower levels and the Company takes advantage of historically low interest rates on non-deposit funding.  Excluding FDIC-acquired loan discount adjustments from the net interest margin, the core net interest margin was 3.23% for the third quarter of 2013, a decrease of eight basis points from 3.31% for the year-earlier quarter.

In the third quarter of 2013, the Company continued to achieve loan growth, with its core loan portfolio increasing $27.5 million organically on a linked-quarter basis and advancing $123.7 million overall compared with the year-earlier quarter.  For the third quarter of 2013, the Company's loan portfolio, including FDIC-acquired loans, totaled $789.1 million, increasing $19.2 million on a linked-quarter basis from $769.9 million and from $634.9 million compared with the year-earlier quarter.  The organic loan growth for the linked quarter was primarily driven by growth in Statesboro, Albany, Valdosta, and Macon, Georgia and Auburn, Alabama markets.  For the third quarter of 2013, the Company's loans held for sale totaled $38.0 million, decreasing $5.5 million, or 13%, on a linked-quarter basis from $43.5 million, but significantly increased $30.8 million, or 81%, from $7.2 million compared with the year-earlier quarter.  Total deposits stood at $1.052 billion at the end of the third quarter of 2013, down 1% from $1.065 billion on a linked-quarter basis, but up 25% from $845.1 million at September 30, 2012.

Non-interest income for the third quarter of 2013 decreased 19% to $3.9 million from $4.8 million in the year-earlier quarter, primarily driven by a decline in the gain on sale of securities of $1.5 million and an increase in negative accretion for the FDIC loss-share receivable of $377,000, partially offset by increases in service charges on deposit accounts of $292,000 and mortgage banking fees of $264,000.  Non-interest expense for the third quarter of 2013 increased 23% to $15.3 million from $12.5 million in the year-earlier quarter, primarily driven by increased salaries and employee benefits of $1.7 million associated with the hiring of employees from the Frontier acquisition and for the mortgage division.  The increased equipment and occupancy expense of $615,000 related to the Company's continued efforts to expand the mortgage division and the Frontier acquisition.  The increased acquisition-related expense resulted from final expenses associated to the conversion of the Frontier operating system.

Accounting for FDIC-Assisted Acquisitions

The Company performs ongoing assessments of the estimated cash flows of its FDIC-acquired loan portfolios.  The fair value of the FDIC-acquired loan portfolios consisted of $53.8 million in covered and $69.7 million in non-covered loans at the end of the third quarter of 2013 compared with $78.8 million in covered and $14.3 million in non-covered loans for the year-earlier quarter.  The outstanding principal balance of the FDIC-acquired loan portfolios totaled $195.5 million at the end of the third quarter of 2013 compared with $171.6 million for the year-earlier quarter.  The details of the accounting for the FDIC-acquired loan portfolios for the third quarter of 2013 are as follows:

•	Covered FDIC-acquired loans decreased $3.3 million from the linked quarter to $53.8 million;

•	Non-covered FDIC-acquired loans decreased $5.0 million to $69.7 million;

•	The FDIC loss-share receivable associated with covered assets acquired in FDIC-assisted acquisitions decreased $3.6 million to $44.5 million;

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HBOS Reports Third Quarter 2013 Results

October 24, 2013
•	The negative accretion for the FDIC loss-share receivable was $1.5 million and the FDIC loss-share clawback accrual increased to $1.7 million;

•	No provision expense was recorded for FDIC-acquired loans;

•	Loan discount accretion recognized in interest income declined $2.4 million;

•	The non-accretable discount decreased $6.6 million to $48.5 million; and

•	The accretable discount increased $438,000 to $23.4 million.

For the third quarter of 2013, loan discount accretion recognized in interest income declined 39% to $3.7 million from $6.1 million for the linked quarter and declined 23% from $4.8 million for the year-earlier quarter.  The FDIC loss-share receivable associated with covered FDIC-acquired assets decreased 7% to $44.5 million from $48.1 million for the linked quarter and declined 34% from $67.7 million for the year-earlier quarter.  The reduction in the FDIC loss-share receivable for the linked quarter was primarily driven by negative accretion of $1.5 million affecting the loss-share receivable asset associated with the improvement in expected cash flows of the covered FDIC-acquired performing loan portfolios.  An increase to the FDIC clawback liability accrual was recorded as an expense for the current quarter of $286,000, which increased the total accrual to $1.7 million.  This clawback was caused by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions covered under loss-sharing agreements.

The covered FDIC-acquired loan discounts affecting the loss-share receivable was $42.7 million, or 95.9% of the loss-share receivable, for the third quarter 2013 compared with $65.8 million, or 97.3% of the loss-share receivable, for the year-earlier quarter.  The gross balance of covered FDIC-acquired assets decreased to $116.2 million for the third quarter of 2013 compared with $173.6 million for the year-earlier quarter.  The FDIC loss-share receivable as a percent of the covered FDIC-acquired assets decreased to 38.3% compared with 39.0% for the year-earlier quarter.

Asset Quality

Total non-performing assets, excluding FDIC-acquired assets, decreased to $13.6 million, or 1.03% of total assets, compared with $15.3 million, or 1.14% of total assets, for the linked quarter and declined from $17.8 million, or 1.68% of total assets, for the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding FDIC-acquired loans, were 0.31% for the third quarter of 2013 compared with 0.45% for the linked quarter and 0.24% for the year-earlier quarter.  Non-performing loans totaled $11.0 million, down from $12.2 million for the linked quarter and from $16.4 million for the year-earlier quarter.  Other real estate owned and repossessed assets, excluding FDIC-acquired assets, totaled $2.7 million for the third quarter of 2013, down from $3.0 million for the linked quarter, but up from the $1.4 million for the year-earlier quarter.  Approximately $900,000 of this increase is related to one relationship in the Albany, Georgia market area, which has been liquated subsequent to the end of the quarter.

The provision for loan losses on non-FDIC-acquired loans decreased to $350,000 for the third quarter of 2013 from $640,000 for the linked quarter and from $750,000 for the year-earlier quarter, primarily driven by improving trends in total criticized and classified assets.  For the third quarter in 2013, the allowance for loan losses represented 1.34% of total loans outstanding, excluding FDIC-acquired loans, versus 1.42% for the linked quarter and 1.57% for the year-earlier quarter.  The improving loan loss allowance is primarily the result of declining criticized and classified assets as a percentage of total loans.

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HBOS Reports Third Quarter 2013 Results

October 24, 2013

Capital Management Initiatives

During the third quarter of 2013, the Company repurchased approximately 5,000 shares of common stock at an average price of $14.91 under its stock repurchase program.  Authorization to repurchase approximately 344,000 shares remains under the current program, which is set to expire in April 2014, unless extended or otherwise completed.

The Company's estimated total risk-based capital ratio at September 30, 2013, was 14.3%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 8.8% as of September 30, 2013.

Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.  As previously announced, it is not currently anticipated that any quarterly dividends will be paid in 2013, with the Company having accelerated 2013 dividends in December 2012, but the Company expects to resume regular quarterly dividends in 2014.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia, North Central Florida and Eastern Alabama through 27 full-service branch locations, 12 mortgage offices, and 4 investment offices.  As of September 30, 2013, the Company reported total assets of approximately $1.3 billion and total stockholders' equity of approximately $121 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2012 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Third Quarter 2013 Results

October 24, 2013

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Total non-interest income	$3,918	$4,845	$2,569	$13,875	$11,308
Gain on sale of securities	–	(1,484)	–	–	(1,554)
(Gain) loss on acquisitions	–	90	–	(4,188)	56
Adjusted non-interest income	$3,918	$3,451	$2,569	$9,687	$9,810

Total non-interest expense	$15,334	$12,462	$14,555	$43,242	$33,938
Salaries and employee benefits – early retirement and severance expense	(60)	(641)	–	(60)	(641)
Acquisition-related expenses	(280)	(14)	(148)	(1,220)	(414)
Accrual of FDIC acquisitions estimated clawback liability	(286)	(484)	(124)	(978)	(484)
Adjusted non-interest expense	$14,708	$11,323	$14,283	$40,984	$32,399

Net income as reported	$1,322	$1,998	$2,660	$7,910	$4,329
Total adjustments, net of tax*	462	(161)	203	(1,370)	27
Adjusted net income	$1,784	$1,837	$2,863	$6,540	$4,356

Diluted earnings per share	$0.18	$0.25	$0.36	$1.05	$0.54
Total adjustments, net of tax*	0.06	(0.02)	0.03	(0.18)	0.00
Adjusted diluted earnings per share	$0.24	$0.23	$0.39	$0.87	$0.54

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)

	(Unaudited)
	September 30,	December 31,
	2013	2012*

Cash and due from banks	$28,862	$23,993
Interest-bearing deposits in banks	13,992	15,393
Federal funds sold	6,900	4,306
Cash and cash equivalents	49,754	43,692

Securities available for sale, at fair value	303,635	221,406
Federal Home Loan Bank stock, at cost	5,992	4,330
Other equity securities, at cost	1,010	1,010
Loans held for sale	38,042	15,608
Loans	735,249	597,579
Covered loans	53,843	72,425
Less allowance for loan losses	8,894	9,061
Loans, net	780,198	660,943

Other real estate owned	4,335	3,242
Covered other real estate owned	5,909	9,467
Total other real estate owned	10,244	12,709

FDIC loss-share receivable	44,527	60,731
Premises and equipment, net	38,351	33,015
Goodwill and intangible assets	4,251	4,235
Cash surrender value of bank owned life insurance	23,986	23,382
Other assets	22,319	16,445
Total assets	$1,322,309	$1,097,506

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$153,163	$116,272
Interest-bearing deposits	899,318	753,282
Total deposits	1,052,481	869,554

Federal funds purchased and securities sold under repurchase agreements	35,393	33,219
Other borrowings	101,667	60,000
Other liabilities	12,234	14,084
Total liabilities	1,201,775	976,857

SHAREHOLDERS' EQUITY

Preferred stock, par value; $0.01; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized;7,834,765 and 8,172,486 shares issued and outstanding, respectively	78	82
Capital surplus	78,262	82,154
Retained earnings	54,209	46,299
Accumulated other comprehensive loss, net of tax of $5,621 and $2,566, respectively	(8,431)	(3,849)
Unearned employee stock ownership plan (ESOP), 345,860 and 385,836 shares, respectively	(3,584)	(4,037)
Total shareholders' equity	120,534	120,649

Total liabilities & shareholders' equity	$1,322,309	$1,097,506

* Derived from Audited Consolidated Financial Statements.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Interest income:
Interest and fees on loans	$13,452	$13,067	$42,523	$33,747
Interest on loans held for sale	434	342	839	729
Interest on taxable securities	1,155	924	3,116	2,919
Interest on nontaxable securities	318	298	911	891
Interest on federal funds sold	4	3	7	21
Interest on deposits in other banks	30	17	140	80
Total interest income	15,393	14,651	47,536	38,387

Interest expense:
Interest on deposits	982	1,257	3,077	3,766
Interest on other borrowings	853	681	2,446	2,025
Total interest expense	1,835	1,938	5,523	5,791

Net interest income	13,558	12,713	42,013	32,596

Provision for loan losses	350	1,934	1,503	3,424

Net interest income after provision for loan losses	13,208	10,779	40,510	29,172

Non-interest income:
Service charges on deposit accounts	1,577	1,285	4,028	3,441
Bankcard services income	852	783	2,445	2,437
Other service charges, commissions and fees	136	80	392	238
Brokerage fees	561	467	1,578	1,375
Mortgage banking activities	1,953	1,689	7,560	3,316
Bank-owned life insurance	200	210	603	561
Gain on sales of securities	-	1,484	-	1,554
Gain (loss) on acquisitions	-	(90)	4,188	(56)
Accretion of FDIC loss-share receivable	(1,499)	(1,122)	(7,275)	(1,752)
Other	138	59	356	194
Total non-interest income	3,918	4,845	13,875	11,308
Non-interest expense:
Salaries and employee benefits	8,108	6,380	22,723	17,376
Equipment and occupancy	1,932	1,317	5,436	4,035
Advertising and marketing	335	114	871	509
Professional fees	340	354	857	932
Information services expenses	1,335	1,240	3,824	3,456
Loss (gain) on sales and write-downs of other real estate owned	335	90	368	(58)
Gain on sales and write-downs of FDIC-acquired other real estate owned	(206)	(33)	(433)	(108)
Foreclosed asset expenses	337	177	779	617
Foreclosed FDIC-acquired asset expenses	353	563	1,087	1,191
FDIC insurance and other regulatory fees	293	276	827	785
Acquisition related expenses	280	14	1,220	414
Deposit intangible expenses	204	194	609	590
FDIC loss-share clawback expenses	286	484	978	484
Other operating expenses	1,402	1,292	4,096	3,715
Total non-interest expense	15,334	12,462	43,242	33,938

Income before income taxes	1,792	3,162	11,143	6,542

Applicable income tax	470	1,164	3,233	2,213
Net income	$1,322	$1,998	$7,910	$4,329

Earnings per common share:
Basic earnings per share	$0.18	$0.25	$1.07	$0.54
Diluted earnings per share	$0.18	$0.25	$1.05	$0.54

Weighted average-common shares outstanding:
Basic	7,371,804	7,942,852	7,425,940	8,052,462
Diluted	7,483,812	7,944,983	7,519,664	8,054,183

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Interest income:
Interest and fees on loans	$13,452	$15,702	$13,369	$15,084	$13,067
Interest on loans held for sale	434	290	115	238	342
Interest on taxable securities	1,155	1,095	866	762	924
Interest on nontaxable securities	318	308	285	232	298
Interest on federal funds sold	4	2	1	9	3
Interest on deposits in other banks	30	88	22	26	17
Total interest income	15,393	17,485	14,658	16,351	14,651

Interest expense:
Interest on deposits	982	1,041	1,054	1,108	1,257
Interest on other borrowings	853	844	749	713	681
Total interest expense	1,835	1,885	1,803	1,821	1,938

Net interest income	13,558	15,600	12,855	14,530	12,713

Provision for loan losses	350	640	450	600	750
Provision for loan losses- FDIC-acquired covered	-	28	35	1,907	1,172
Provision for loan losses- FDIC-acquired non-covered	-	-	-	-	12

Net interest income after provision for loan losses	13,208	14,932	12,370	12,023	10,779

Non-interest income:
Service charges on deposit accounts	1,577	1,297	1,154	1,307	1,285
Bankcard services income	852	831	762	794	783
Other service charges, commissions and fees	136	157	99	89	80
Brokerage fees	561	536	481	463	467
Mortgage banking activities	1,953	3,425	2,182	1,451	1,689
Bank-owned life insurance	200	201	202	210	210
Gain on sales of securities	-	-	-	1,285	1,484
Gain (loss) on acquisitions	-	-	4,188	-	(90)
Accretion of FDIC loss-share receivable	(1,499)	(3,376)	(2,397)	(2,573)	(1,122)
Other	138	124	94	66	59
Total non-interest income	3,918	3,195	6,765	3,092	4,845
Non-interest expense:
Salaries and employee benefits	8,108	8,185	6,430	6,167	6,380
Equipment and occupancy	1,932	1,838	1,666	1,597	1,317
Advertising and marketing	335	349	187	147	114
Professional fees	340	302	215	387	354
Information services expenses	1,335	1,307	1,182	1,184	1,240
Loss (gain) on sales and write-downs of other real estate owned	335	58	(25)	277	90
(Gain) loss on sales and write-downs of FDIC-acquired other real estate owned	(206)	(251)	24	(204)	(33)
Foreclosed asset expenses	337	227	215	353	177
Foreclosed FDIC-acquired asset expenses	353	313	421	575	563
FDIC insurance and other regulatory fees	293	278	256	252	276
Acquisition related expenses	280	148	792	3	14
Deposit intangible expenses	204	211	194	191	194
FDIC loss-share clawback expenses	286	124	566	219	484
Other operating expenses	1,402	1,466	1,233	1,166	1,292
Total non-interest expense	15,334	14,555	13,356	12,314	12,462

Income before income taxes	1,792	3,572	5,779	2,801	3,162

Applicable income tax	470	912	1,851	373	1,164
Net income	$1,322	$2,660	$3,928	$2,428	$1,998

Earnings per common share:
Basic earnings per share	$0.18	$0.36	$0.52	$0.31	$0.25
Diluted earnings per share	$0.18	$0.36	$0.52	$0.31	$0.25
Dividends	$0.00	$0.00	$0.00	$0.24	$0.04

Weighted average-common shares outstanding:
Basic	7,371,804	7,381,370	7,526,344	7,720,839	7,942,852
Diluted	7,483,812	7,383,992	7,528,522	7,722,867	7,944,983

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2013			2012			2013			2012
	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	$817,366	$13,891	6.74%	$622,643	$13,411	8.57%	$770,383	$43,371	7.53%	$592,060	$34,482	7.78%
Investment securities (2)	303,349	1,582	2.07%	235,862	1,322	2.23%	278,438	4,337	2.08%	249,826	4,113	2.20%
Other short-term investments	26,862	34	0.50%	24,814	20	0.32%	50,941	147	0.39%	37,613	102	0.36%
Total interest-earning assets	1,147,577	15,507	5.36%	883,319	14,753	6.64%	1,099,762	47,855	5.82%	879,499	38,697	5.88%

Non-interest earning assets	179,188			186,811			177,064			186,202
Total assets	$1,326,765			$1,070,130			$1,276,826			$1,065,701

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$549,561	$306	0.22%	$475,975	$313	0.26%	$532,053	$918	0.23%	$470,557	$1,071	0.30%
Time deposits	359,631	676	0.75%	292,272	944	1.28%	348,095	2,159	0.83%	300,657	2,695	1.20%
Total interest bearing-deposits	909,192	982	0.43%	768,247	1,257	0.65%	880,148	3,077	0.47%	771,214	3,766	0.65%

Federal Funds purchased and securities sold under repurchase agreements	33,965	335	3.91%	33,916	335	3.93%	33,846	995	3.93%	33,259	996	4.00%
Other Borrowings	101,814	518	2.02%	35,326	346	3.90%	90,096	1,451	2.15%	35,109	1,029	3.91%
Total interest-bearing liabilities	1,044,971	1,835	0.70%	837,489	1,938	0.92%	1,004,090	5,523	0.74%	839,582	5,791	0.92%

Non-interest bearing liabilities:
Demand Deposits	150,840			94,453			139,208			89,719
Other Liabilities	12,120			13,304			13,091			11,248
Total non-interest bearing liabilities	162,960			107,757			152,299			100,967

Total liabilities	1,207,931			945,246			1,156,389			940,549

Shareholders' equity	118,834			124,884			120,437			125,152

Total liabilities & shareholders' equity	$1,326,765			$1,070,130			$1,276,826			$1,065,701

Net interest income		$13,672			$12,815			$42,332			$32,906

Interest rate spread			4.66%			5.72%			5.08%			4.96%

Net yield on interest-earning assets (net interest margin)			4.73%			5.77%			5.15%			5.00%

Core net interest margin (non-GAAP):
Loans(1)(2)	$817,366	$13,891	6.74%	$622,643	$13,411	8.57%	$770,383	$43,371	7.53%	$592,060	$34,482	7.78%
FDIC-acquired loan discount adjustments(3)	75,023	3,718	19.66%	81,643	4,778	23.28%	75,118	14,450	25.72%	90,772	9,063	13.34%
Adjusted loans	892,389	10,173	4.52%	704,286	8,633	4.88%	845,501	28,921	4.57%	682,832	25,419	4.97%

Adjusted total interest-earning assets	$1,222,600	11,789	3.83%	$964,962	9,975	4.11%	$1,174,880	33,405	3.80%	$970,271	29,634	4.08%

Total interest-bearing liabilities	$1,044,971	1,835	0.70%	$837,489	1,938	0.92%	$1,004,090	5,523	0.74%	$839,582	5,791	0.92%

Core Net interest income		$9,954			$8,037			$27,882			$23,843

Core Interest rate spread			3.13%			3.19%			3.07%			3.16%

Core Net yield on interest-earning assets (net interest margin non-GAAP)			3.23%			3.31%			3.17%			3.28%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)	Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.
(3)	FDIC-acquired loan discount adjustments include the reduction of interest income for FDIC-acquired loan discount accretion excluding contractual interest payments and the increase of core loans for the total balance of FDIC-acquired loan discounts.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Total loans	$789,092	$769,921	$752,866	$670,004	$634,932
Loans held for sale	38,042	43,545	18,905	15,608	7,236
Covered loans	53,843	57,176	65,815	72,425	78,757
Allowance for loan losses	8,894	9,047	9,105	9,061	8,530
Total other real estate owned	10,244	11,949	13,851	12,709	11,458
Covered other real estate owned	5,909	7,815	9,460	9,467	9,457
FDIC loss-share receivable	44,527	48,106	52,012	60,731	67,698
Goodwill and intangible assets	4,251	4,455	4,666	4,235	4,426
Total assets	1,322,309	1,334,016	1,370,550	1,097,506	1,054,899
Non-interest-bearing deposits	153,163	148,219	151,709	116,272	108,767
Interest-bearing deposits	899,318	917,712	943,850	753,282	736,312
Other borrowings	101,667	101,940	102,210	60,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	35,393	33,094	34,251	33,219	35,833
Stockholders' equity	120,534	118,540	120,655	120,649	121,793

Total shares outstanding	7,834,765	7,803,910	7,881,260	8,172,486	8,229,955
Unearned ESOP shares	345,860	359,186	372,511	385,836	399,162
Total shares outstanding net of unearned ESOP	7,488,905	7,444,724	7,508,749	7,786,650	7,830,793

Book value per share	$16.10	$15.92	$16.07	$15.49	$15.55
Book value per share including unearned
ESOP (non-GAAP)	15.38	15.19	15.31	14.76	14.80
Tangible book value per share (non-GAAP)	15.53	15.32	15.45	14.95	14.99
Tangible book value per share including unearned ESOP (non-GAAP)	14.84	14.62	14.72	14.24	14.26
Market value per share	17.42	14.75	14.48	13.79	13.14

	Five Quarter Comparison
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Key Financial Ratios and other information:

Performance Ratios
Annualized return on average assets	0.40%	0.79%	1.37%	0.89%	0.75%
Annualized return on average equity	4.41%	8.74%	13.01%	7.90%	6.40%
Net interest margin	4.73%	5.61%	5.51%	6.37%	5.77%
Net interest spread	4.66%	5.55%	5.44%	6.30%	5.72%
Efficiency ratio	82.29%	74.17%	80.22%	69.50%	70.15%

Capital Ratios
Average stockholders' equity to average assets	9.0%	9.0%	10.5%	11.3%	11.7%
Tangible equity to tangible assets (non-GAAP)	8.8%	8.6%	8.5%	10.6%	11.2%
Tier 1 leverage ratio	9.4%	9.0%	10.4%	11.0%	10.9%
Tier 1 risk-based capital ratio	14.3%	14.3%	15.2%	17.2%	18.0%
Total risk-based capital ratio	15.4%	15.3%	16.3%	18.4%	19.2%

Other Information
Full-time equivalent employees	412	401	355	321	316
Banking	308	316	285	264	270
Mortgage	97	79	64	50	39
Investments	7	6	6	7	7
Number of full-service offices	27	29	29	20	23
Mortgage loan offices	12	12	12	13	11
Investment offices	4	4	4	4	4

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Loans	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Construction and land	$48,808	$42,753	$37,659	$33,340	$30,010
Farmland	22,561	23,447	20,749	20,141	20,298
Permanent 1 - 4	169,105	166,199	163,302	161,883	157,551
Permanent 1 - 4 - junior liens and revolving	30,180	29,432	28,852	27,345	25,507
Multifamily	27,468	26,301	24,280	21,293	19,805
Nonresidential	250,859	234,259	225,946	212,570	193,392
Commercial business	95,108	88,828	83,015	83,659	68,800
Consumer and other	21,499	26,889	19,931	25,498	26,521
Total core loans	$665,588	$638,108	$603,734	$585,729	$541,884

FDIC-acquired non-covered	69,661	74,637	83,317	11,850	14,291
Total loans	735,249	712,745	687,051	597,579	556,175

FDIC-acquired covered	53,843	57,176	65,815	72,425	78,757

Allowance for loan losses	8,894	9,047	9,105	9,061	8,530
	$780,198	$760,874	$743,761	$660,943	$626,402

Loan Balances by Geographical Region (excluding FDIC- acquired loans):

	Five Quarter Comparison
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Albany, Georgia	$288,089	$282,509	$273,116	$282,151	$276,278
Valdosta, Georgia	101,729	96,485	90,385	84,198	78,193
Ocala, Florida	58,115	58,240	58,533	55,197	56,101
Statesboro, Georgia	124,667	118,056	107,650	103,176	95,299
Auburn, Alabama	31,485	26,061	24,386	20,149	12,500
Macon, Georgia	60,197	55,935	49,165	40,858	23,513
Birmingham, Alabama	344	822	499	-	-
South Atlanta, Georgia	962	-	-	-	-
	$665,588	$638,108	$603,734	$585,729	$541,884

Asset Quality Data (excluding FDIC -acquired loans):

	Five Quarter Comparison
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Nonaccrual loans	$10,986	$12,223	$12,723	$14,677	$16,358
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	10,986	12,223	12,723	14,677	16,358

OREO	2,654	3,046	3,028	2,620	1,403
Total non-performing assets	$13,640	$15,269	$15,751	$17,297	$17,761

Trouble debt restructuring - nonaccrual	$5,840	$6,496	$4,593	$6,856	$8,981
Trouble debt restructuring - accruing	1,996	2,009	2,023	7	8
Total trouble debt restructuring	$7,836	$8,505	$6,616	$6,863	$8,989

Accruing past due loans	$669	$934	$1,316	$2,131	$1,038

Total criticized assets	26,116	25,785	25,474	28,194	29,342
Total classified assets	23,048	22,985	22,118	25,129	26,754

Allowance for loan losses	8,894	9,047	9,105	9,061	8,530
Net charge-offs	$503	$698	$406	$68	$320

Asset Quality Ratios:

Allowance for loan losses to total core loans	1.34%	1.42%	1.51%	1.55%	1.57%
Allowance for loan losses to average core loans	1.37%	1.45%	1.53%	1.62%	1.61%
Allowance for loan losses to non-performing loans	80.96%	74.02%	71.56%	61.73%	52.15%
Non-performing loans to total core loans	1.65%	1.92%	2.11%	2.51%	3.02%
Non-performing assets to total assets	1.03%	1.14%	1.15%	1.58%	1.68%
Net charge-offs to average core loans (annualized)	0.31%	0.45%	0.27%	0.05%	0.24%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
FDIC-acquired assets	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

FDIC-acquired non-covered loans:
Commercial real estate	$25,027	$27,258	$30,851	$6,359	$7,321
Residential real estate	32,318	33,452	34,938	2,110	2,328
Construction and land	5,195	5,941	7,756	494	550
Commercial and industrial	3,638	4,106	5,125	1,574	2,270
Consumer and other	3,483	3,880	4,647	1,313	1,822
Total	69,661	74,637	83,317	11,850	14,291
FDIC-acquired covered loans:
Commercial real estate	14,956	15,384	18,849	21,820	23,565
Residential real estate	25,082	27,283	30,735	32,846	35,399
Construction and land	12,469	12,645	13,370	14,248	14,293
Commercial and industrial	924	1,340	2,216	2,670	4,252
Consumer and other	412	524	645	841	1,248
Total	53,843	57,176	65,815	72,425	78,757
Total carrying value of FDIC-acquired loans	$123,504	$131,813	$149,132	$84,275	$93,048
Non-accrete discount for FDIC-acquired loans	48,545	55,170	59,558	46,000	54,204
Accretable discount for FDIC-acquired loans	23,445	23,007	26,136	21,834	24,396
Total discount for FDIC-acquired loans	71,990	78,177	85,694	67,834	78,600
Outstanding principal balance for FDIC-acquired loans	$195,494	$209,989	$234,826	$152,109	$171,648

FDIC-acquired OREO:
Non-covered	$1,680	$1,087	$1,363	$602	$598
Covered	5,909	7,815	9,460	9,467	9,457
Total carrying value of FDIC-acquired OREO	$7,589	$8,902	$10,823	$10,069	$10,055
Total discount for FDIC-acquired OREO	12,038	11,013	12,176	11,690	12,404
Gross carrying value of FDIC-acquired OREO	$19,627	$19,915	$22,999	$21,759	$22,459

Total loan discount accretion recognized in income:
Individual assessed discount accretion	$791	$2,336	$637	$2,515	$1,557
Pooled assessed discount accretion	2,927	3,808	3,951	4,131	3,221
Total loan discount accretion recognized in income	$3,718	$6,144	$4,588	$6,646	$4,778

FDIC-acquired ratios:
Total discount to principal balance for FDIC-acquired loans	36.8%	37.2%	36.5%	44.6%	45.8%

	Five Quarter Comparison
Non-covered FDIC-acquired assets	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Outstanding principal balance:
FDIC-acquired non-covered loan pools	$66,294	$70,144	$76,675	$14,196	$16,685
FDIC-acquired non-covered loans individually assessed	27,627	31,603	35,837	2,903	3,048
Total non-covered outstanding principal loan balance	93,921	101,747	112,512	17,099	19,733
Gross carrying value for FDIC-acquired non-covered OREO	4,993	2,529	2,371	793	789
Total gross balance of non-covered assets	$98,914	$104,276	$114,883	$17,892	$20,522
Non-covered non-accretable discount for estimated credit losses:
FDIC-acquired non-covered loan pools	$9,297	9,341	9,479	1,775	1,891
FDIC-acquired non-covered loans individually assessed	12,294	14,894	16,482	2,130	2,218
Total non-covered non-accretable discount	21,591	24,235	25,961	3,905	4,109
FDIC-acquired non-covered OREO discount	3,313	1,442	1,008	191	191
Total non-covered discount for estimated credit losses	24,904	25,677	26,969	4,096	4,300
Non-covered accretable discount:
Non-covered accretable discount for improvement in cash flows	380	318	475	381	723
Other non-covered accretable discount	2,288	2,558	2,759	963	610
Total non-covered accretable discount	2,668	2,876	3,234	1,344	1,333
Total non-covered discount	$27,572	$28,553	$30,203	$5,440	$5,633

Non-covered loan discount accretion recognized in income:
Individual assessed discount accretion	$619	$974	$42	$29	$15
Pooled assessed discount accretion	184	174	24	39	40
Total non-covered discount accretion recognized in income	$803	$1,148	$66	$68	$55

Non-covered FDIC-acquired ratios:
Total discount to principal balance for non-covered FDIC-acquired assets	27.9%	27.4%	26.3%	30.4%	27.4%
Gross balance of non-covered loans to total FDIC-acquired loans	48.0%	48.5%	47.9%	11.2%	11.5%

	Five Quarter Comparison
Covered FDIC-acquired assets	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Outstanding principal balance:
FDIC-acquired covered loan pools	$74,020	$79,552	$90,020	$98,570	$105,001
FDIC-acquired covered loans individually assessed	27,554	28,690	32,294	36,440	46,914
Total covered outstanding principal loan balance	101,574	108,242	122,314	135,010	151,915
Gross carrying value for FDIC-acquired OREO covered	14,634	17,385	20,628	20,966	21,670
Total gross balance of covered assets	$116,208	$125,627	$142,942	$155,976	$173,585
Covered non-accretable discount for estimated credit losses:
FDIC-acquired covered loan pools	$16,281	$19,917	$20,705	$27,194	$28,618
FDIC-acquired covered loans individually assessed	10,673	11,018	12,892	14,900	21,477
Total covered non-accretable discount	26,954	30,935	33,597	42,094	50,095
FDIC-acquired covered OREO discount	8,725	9,570	11,168	11,499	12,213
Total covered discount for estimated credit losses	35,679	40,505	44,765	53,593	62,308
Covered accretable discount:
Covered accretable discount for improvement in cash flows	17,676	16,297	18,820	15,396	19,988
Other covered accretable discount	3,101	3,834	4,082	5,095	3,075
Total covered accretable discount	20,777	20,131	22,902	20,491	23,063
Total covered discount	$56,456	$60,636	$67,667	$74,084	$85,371

Covered loan discount accretion recognized in income:
Individual assessed accretion	$172	$1,362	$595	$2,486	$1,542
Pooled assessed accretion	2,743	3,634	3,927	4,092	3,181
Total covered discount accretion recognized in income	$2,915	$4,996	$4,522	$6,578	$4,723

Covered FDIC-acquired ratios:
Total discount to principal balance for covered FDIC-acquired assets	48.6%	48.3%	47.3%	47.5%	49.2%

	Five Quarter Comparison
FDIC loss-share receivable	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

FDIC loss-share receivable:
Single family estimated credit losses	$9,134	$9,764	$10,720	$11,292	$12,297
Non-single family estimated credit losses	33,550	35,678	40,148	43,899	53,540
Pending reimbursements and other	1,843	2,664	1,144	5,540	1,861
Total	$44,527	$48,106	$52,012	$60,731	$67,698

FDIC loss-share clawback liability	$1,681	$1,393	$1,269	$703	$484

Total covered discount	$56,456	$60,636	$67,667	$74,084	$85,371
Total covered discount impacting FDIC loss-share receivable	$53,355	$56,802	$63,585	$68,989	$82,296
Total covered discount impacting FDIC loss-share receivable at 80%	$42,684	$45,442	$50,868	$55,191	$65,837

FDIC loss-share receivable ratios:
FDIC receivable as % of gross balance of covered assets	38.3%	38.3%	36.4%	38.9%	39.0%
Covered discount at 80% as of % of FDIC receivable	95.9%	94.5%	97.8%	90.9%	97.3%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

Mortgage Segment Information

	Five Quarter Comparison
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Net interest income	$218	$112	$19	$156	$678
Provision for loan losses	-	-	-	-	-
Noninterest income	1,952	3,424	2,182	1,452	1,683
Noninterest expense	2,968	3,239	2,206	1,732	1,323
Income tax expense (benefit)	(247)	92	(2)	(38)	322
Mortgage profit (loss)	$(551)	$205	$(3)	$(86)	$716

Mortgage segment assets	$44,588	$46,854	$20,849	$16,382	$7,339

Mortgage Segment Selected Other Information:

	Five Quarter Comparison
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Retail production	$83,657	$97,608	$49,450	$55,815	$43,484
Wholesale production	$31,646	$19,072	$5,588	$-	$-
Purchase as a % of total production	76%	66%	54%	42%	53%
Refi as a % of total production	24%	34%	46%	58%	47%
End of period Locks	$47,871	$53,910	$49,964	$20,271	$8,132